Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is made and entered into on March 17, 2025 (the “Effective Date”) by and between:

LENDER: Jizhez Holdings Limited, a limited company established under the laws of Hong Kong SAR (the “Lender”), and

BORROWER: Abit USA, Inc., a Delaware corporation (the “Borrower”).

In consideration of the premises and the mutual covenants contained here and intending to be legally bound, the parties agree as follows:

1. AMOUNT AND TERMS OF LOAN

1.1. Principal Amount of Loan: The Lender agrees to lend to the Borrower, in a single advance on the Closing Date, a term loan in the principal amount of THREE MILLION UNITED STATES DOLLARS ($3,000,000.00) (the “Loan” or the “Loan Amount”).

1.2. Interest Rate: The Loan shall bear interest at a fixed simple rate of twelve percent (12%) per annum.

1.3. Term: The term of the Loan shall be twenty-four (24) months, commencing on the Closing Date and ending on the second anniversary date of the Closing Date.

1.4. Closing Date: March 17, 2025, which shall be the date the Borrower has received the Loan Amount on an account with a financial institution designated by the Borrower.

1.5. Repayment Schedule:

1.5.1. The total repayment amount of the Loan (the “Total Repayment Amount”) shall be $3,720,000.00 (the sum of: (i) the Loan Amount of $3,000,000.00, and (ii) 720,000.00, or the total amount of accrued simple interest of 12% for the term of the Loan).

1.5.2. The Loan shall be repaid in twenty-four (24) equal monthly installments of the Total Repayment Amount. Each installment shall be payable monthly on the anniversary date of the Closing Date commencing from the second month after the closing of the Loan.

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1.5.3 Each monthly installment repayment amount shall be ONE HUNDRED FIFTY-FIVE THOUSAND DOLLARS only ($155,000.00) (the sum of: (i) $125,000.00 of monthly installment repayment of the Loan Amount, and (ii) $30,000.00 of monthly interest payment).

1.6. Prepayment: The Borrower shall have the option to prepay all or part of the Loan, provided that the Borrower pays, on the date of such prepayment, all remaining outstanding balance of the Loan Amount, plus accrued and unpaid interest thereon.

1.7. Evidence of Debt: Upon the request of the Lender, the Borrower will execute and deliver to the Lender a Loan Note evidencing the Loan.

2. SECURITY AND COLLATERAL

2.1. Collateral: As security for the Loan, the Borrower hereby grants to the Lender a first priority security interest in the following property (the “Collateral”):

The mining site and all improvements thereon located at: 4458 White Oak Road Duff, TN 37729, including all of the following:

●	Land
●	Buildings
●	Fixed equipment
●	Mining rights
●	Associated permits and licenses
●	Fixtures and improvements

2.2. Maintenance of Collateral: The Borrower shall maintain the Collateral in good condition, make all necessary repairs, and keep the property adequately insured.

2.3. Collateral Release: The Lender shall release the Collateral from any security interest within three (3) business days after the Loan is repaid.

3. REPRESENTATIONS AND WARRANTIES

3.1 Each party represents and warrants that:

3.1.1 It is duly organized and validly existing under the laws of its jurisdiction of incorporation.

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3.1.2. It has full power and authority to enter into this Agreement. It has taken all necessary organizational action to authorize the execution, delivery, and performance of this Agreement and any related documents and agreements to which it is a party.

3.1.3. It is in compliance with all applicable laws and rules, except to the extent that the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such party.

3.1.4. This Agreement constitutes, and each related document when delivered hereunder will constitute, a legal, valid, and binding obligation of each party, enforceable against each such party in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.1.5. The execution, delivery, and performance of this Agreement and related documents will not violate any applicable law or any contractual obligation of such party.

3.1.6. Neither party nor any of their respective directors, officers, members, managers or other affiliates (collectively, “Affiliates”):

(i) has engaged in any transaction, investment, undertaking, or activity that conceals the identity, source, or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering;

(ii) is, or will be held, directly or indirectly by, a person or entity appearing on a U.S. Treasury Office of Foreign Assets Control (“OFAC”) list, such that entering into transactions with such a person or entity would violate OFAC or any other laws or regulations. At all times throughout the term of the Loan, each party and all of its respective Affiliates will be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC; or

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(iii) has violated any Anti-Terrorism Laws or Anti-Corruption Laws.

3.1.7. Brokers’ Fees. None of the parties or their subsidiaries has any obligation to any person in respect of any finder’s, broker’s, investment banking, or other similar fee in connection with this Agreement or any contemporaneous transaction, other than the closing and other fees payable pursuant to this Agreement.

3.2 The Borrower represents and warrants that:

3.2.1. The Collateral is owned free and clear of any liens or encumbrances.

3.2.2. All financial statements and information of the Borrower provided to the Lender are true and accurate in all material respects.

4. EVENTS OF DEFAULT

4.1. Each of the following events or conditions shall constitute an Event of Default:

(a) Failure to make any payment when due and such failure remains unremedied for a period of five (5) business days,

(b) Breach of any representation or warranty or making any false or misleading statement of material facts by or on behalf of any party,

(c) Filing for bankruptcy or insolvency,

(d) Any attempt to sell, transfer, or encumber the Collateral without the Lender’s consent, or

(e) Material adverse change in Borrower’s financial condition.

5. REMEDIES

5.1. If an Event of Default by the Borrower occurs as provided in Section 4.1(a), (c) or (d) and is continuing, the Lender may:

(a) Declare the entire unpaid balance of the Repayment Amount immediately due and payable,

(b) Take possession of and/or sell the Collateral,

(c) Exercise any other remedies available under applicable law.

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5.2. If any breach or non-performance of the Agreement occurs other than provided in Section 5.1 above, the non-breaching party may, by notice to the other party, terminate the Agreement and/or exercise any other remedies available under applicable law; provided however that any Repayment Amount owing under this Agreement shall become immediately due and payable.

6. MISCELLANEOUS

6.1. Governing Law: This Agreement, any related documents and instruments, and all matters arising directly and indirectly herefrom and therefrom shall be governed by, and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

6.2. Amendments: This Agreement may only be amended in writing signed by both parties.

6.3. Notices: All notices, consents, requests or other communication by any party to this Agreement or any other related document must be in writing and shall be deemed to have been validly served or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger.

6.4. Assignment: This Agreement may not be assigned by the Borrower without the Lender’s prior written consent.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDER:

Jizhez Holdings Limited

By:
Name:	Ji Zhang
Title:	Director

BORROWER:

Abit USA, Inc.

By:
Name:	Conglin Deng
Title:	Director

[Signature Page to Loan Agreement]

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